EXHIBIT 99.1

7961 Shaffer Parkway Suite 5 Littleton, CO 80127 Phone: 720-981-1185 Fax: 720-981-1186	Trading Symbol: VGZ Toronto and NYSE MKT Stock Exchanges

__________________ NEWS _________________

VISTA GOLD CORP. PROVIDES UPDATE ON MT. TODD GOLD PROJECT (AGREEMENT
WITH NORTHERN TERRITORY EXTENDED & EIS PERMITTING PROGRESS) AND
ANNOUNCES AN UPDATE FOR THE QUIGLEYS DEPOSIT

Denver, Colorado, February 26, 2014 - Vista Gold Corp. (“Vista” or the “Company”) (NYSE MKT and TSX: VGZ) announced today that its agreement with the Northern Territory of Australia (the “Agreement”) for the Mt. Todd gold project has been extended for an additional three-year period to December 2018.  Additionally, the Company provided an update on the EIS permitting process and announced an updated resource estimate for the Quigleys deposit, a satellite deposit to the Mt. Todd gold project.

Extension of Mt. Todd Agreement by the Northern Territory of Australia

On February 19, 2014 the Northern Territory of Australia extended its agreement with Vista for the Mt. Todd gold project.  The Agreement will now extend through the end of December, 2018.  Vista's President and CEO, Fred Earnest, commented, "The advanced stage of our technical studies together with this three-year extension give us sufficient time to make a development decision at  the Mt. Todd gold project, provided gold prices improve.   The extension of the Agreement is indicative of Vista’s and the Northern Territory Government’s desire to see the Mt. Todd gold project successfully developed."

Mt. Todd Environmental Impact Study (EIS) Update

The Mt. Todd EIS is expected to be approved in the 3rd quarter of 2014.

As previously announced, the EIS was formally presented to the Environmental Protection Authority of the Northern Territory ("EPA") in June 2013.  Review by the EPA and the prescribed public consultation process resulted in a series of comments to which the Company provided comprehensive responses in late October 2013.  In late November 2013, Vista received a request for additional information on several topics.  Draft responses were prepared and submitted in January 2014.  Through regular communication with the EPA, the Company has been advised that it has adequately responded to all but two topics: (1) the long-term stability of the waste rock dump and its ability to shed water in its reclaimed state; and (2) the potential effect that the expanded Batman pit may have on the Gouldian Finch habitat and nesting areas.  Fred Earnest, commented, "We expect to be able to respond to the questions raised about the waste rock dump by the end of this month, and we have reached consensus with the EPA regarding a field study to be completed in April and May with respect to the Gouldian Finch questions.  We expect the results of this study to be submitted to the EPA in June of this year. We are optimistic that this will clear the path for final approval of the EIS for the Mt. Todd gold project in the third quarter of 2014."

Quigleys Deposit Updated Resource Estimate

In addition to the extensively studied Batman deposit, Vista's mining licenses at the Mt. Todd project are host to the Quigleys deposit, a satellite deposit that has the potential to be an additional source of ore for the Mt. Todd gold project.  To date, Vista has not undertaken the metallurgical testing and mine planning to be able to include the Quigleys deposit in its economic evaluations of the Mt. Todd gold project, but recent geologic work has provided new information.

During the 4th quarter of 2013, Vista undertook a re-evaluation of the Quigleys deposit’s geology, mineralizing controls, and estimated resources utilizing the knowledge gained over the past seven years from our analysis of the Batman deposit.  This work was completed by Tetra Tech of Golden, Colorado, under the supervision of Dr. Rex Bryan, Qualified Person.  This resource update was based on a comprehensive re-logging of available reverse circulation (RC) chips and drill core (core) which was led by Mr. Peter Harris, Manager of Geology at Mt. Todd, of Vista Gold Australia.  The initial assay domain assignments were provided to Tetra Tech from the Vista Gold Australia geologic staff.  Upon entry into the modeling software and review, several changes to the initial shapes were suggested, and after consultation with the Vista Gold Australia geologic staff, were made; however, the final overall shapes are very similar to those originally proposed by the Vista Gold Australia geologic staff.

This update differs from the previous estimation for the Quigleys deposit in the following ways, all which contribute to an increase in estimated resource grade:

•	Three additional diamond core holes that extended the resource down-dip and have intercepts considerably higher than the expected cutoff grade,

•	Mineral domains have been modeled as thinner and more discrete,

•	Domains have been modeled as sharp boundaries. Waste on the edges of the domains has been removed, through hole by hole review and ‘snapping’ to drill hole assay intercepts,

•	The previous resource was modeled as one domain through the main body of the anticline where this update has modeled the anticline as two separate geologic domains and removed the internal waste,

•
The previous model used all composites in a single domain model to vote for blocks within the single domain given they were within the search ellipsoid, where this model has several domains that are only permitted to use composites to inform grade within their corresponding domain,

•	This update utilizes a smaller block size and sub-blocks to best mimic the complex shape of the domain model.

Based on the above described changes and refinements, the estimated mineral resources of the Quigleys deposit is as shown in Table 1.

Table 1: Estimated Resources at 0.4 g Au/t Cutoff
Resource Class	Cutoff (g Au/t)	Tonnage (x1000)	Grade (g Au/t)	Ounces Au (x1000)
Measured	0.4	623	1.14	23
Indicated	0.4	7,834	1.10	276
Measured + Indicated	0.4	8,457	1.10	299

Inferred	0.4	11,177	1.13	407

* See Cautionary Note to U.S. Investors Regarding Estimates of Mineral Resources below.

Vista does not deem the estimated quantity of resources to be materially different than previously reported quantities.  What has changed is our understanding of the geology and mineralizing hosts which has resulted in a “more realistic” understanding of the deposit and will therefore be used as a guide for future exploration programs. Fred Earnest added, "The Quigleys deposit represents an opportunity to optimize the economics of the Mt. Todd gold project by providing a source of higher grade ore in the early years of the life of the project.  While we have yet to complete the appropriate metallurgical testing to confirm compatibility with the flowsheet selected for the Batman deposit, we are encouraged by the work recently completed to better define the geologic resource."

The scientific and technical information disclosed in this press release has been reviewed and approved by Mr. John Rozelle, a Senior Vice President of Vista and a qualified person (as defined by Canadian National Instrument 43-101).

For additional information on the Mt. Todd gold project, see our technical report entitled “NI 43-101 Technical Report – Mt. Todd Gold Project, 50,000 tpd Preliminary Feasibility Study, Northern Territory, Australia” dated with an effective date of May 29, 2013 and an issue date of June 28, 2013.

About Vista Gold Corp.
Vista’s principal assets include its flagship Mt. Todd gold project in Northern Territory, Australia, and a 12.4% holding in Midas Gold Corp. In addition to non-core projects in Mexico and California, Vista holds royalty interests in projects in Bolivia and Indonesia.  For more information about our projects, including technical studies and resource estimates, please visit our website at www.vistagold.com.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended, and forward-looking information within the meaning of Canadian securities laws. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Vista expects or anticipates will or may occur in the future, including such things as, we have sufficient time to make a development decision at the Mt. Todd gold project, the timing for anticipated EIS approval, our ability and the anticipated timing to respond to questions raised by the EPA, anticipated timing to complete the Gouldian Finch study, estimated mineral resources, our understanding of the Quigleys deposit, use of updated information, the Quigleys deposit is a source of higher grade ore that will be used in the early years of the project and other such matters are forward-looking statements and forward-looking information. The material factors and assumptions used to develop the forward-looking statements and forward-looking information contained in this press release include the following:  mineral reserve estimates, terms and conditions of our agreements with contractors and our approved business plans, management's assessment of potential transactions and strategic options, and the Company's assessment of the questions raised by the NT EPA and an improvement in the gold price.  When used in this press release, the words “optimistic,” “potential,” “indicate,” “expect,” “intend,” “plans,” “hopes,” “believe,” “may,” “will,” “if,” “anticipate,” and similar expressions are intended to identify forward-looking statements and forward-looking information.  These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Vista to be materially different from any future results, performance or achievements expressed or implied by such statements.  Such factors include, among others, ability to work with the NT EPA to settle any questions raised, risks that additional studies may need to be conducted or that studies will not be completed within expected timelines, uncertainty of resource and reserve estimates, estimates of results based on such resource and reserve estimates; risks relating to completing metallurgical testing; risks relating to cost increases for capital and operating costs;  risks related to the timing and the ability to obtain the necessary permits, risks of shortages and fluctuating costs of equipment or supplies; risks relating to fluctuations in the price of gold; the inherently hazardous nature of mining-related activities; potential effects on Vista's operations of environmental regulations in the countries in which it operates; risks due to legal proceedings; risks relating to political and economic instability in certain countries in which it operates; as well as those factors discussed under the headings “Note Regarding Forward-Looking Statements” and “Risk Factors” in Vista's Annual Report Form 10-K as filed on March 14, 2013 and other documents filed with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Although Vista has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements and forward-looking information, there may be other factors that cause results not to be as anticipated, estimated or intended.  Except as required by law, Vista assumes no obligation to publicly update any forward-looking statements or forward-looking information; whether as a result of new information, future events or otherwise.

Cautionary Note to U.S. Investors Concerning Estimates of Mineral Resources

The United States Securities and Exchange Commission (“SEC”) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. This press release uses the terms “Measured resources,” “Indicated resources,” and “Measured & Indicated resources.”  We advise U.S. investors that while these terms are Canadian mining terms as defined in accordance with NI 43-101, such terms are not recognized under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and all necessary permits and government approvals must be filed with the appropriate governmental authority.  Mineral resources described in this press release have a great amount of uncertainty as to their economic and legal feasibility. The SEC normally only permits issuers to report mineralization that does not constitute SEC Industry Guide 7 compliant “reserves” as in-place tonnage and grade, without reference to unit measures.  The term “contained gold ounces” used in this press release is not permitted under the rules of the SEC.  “Inferred resources”

have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an Inferred resource will ever be upgraded to a higher category.  U.S. Investors are cautioned not to assume that any part or all of mineral deposits in these categories will ever be converted into SEC Industry Guide 7 reserves.

For further information, please contact Connie Martinez at (720) 981-1185, or visit the Company’s website at www.vistagold.com.